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                                                     EXHIBIT (15)




INDEPENDENT ACCOUNTANTS' REPORT


Enserch Exploration, Inc.:

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim condensed consolidated financial information of Enserch Exploration, Inc., and subsidiaries for the periods ended June 30, 1997 and 1996, as indicated in our report dated August 8, 1997; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended June
30, 1997, is incorporated by reference in Registration Statements
No. 33-57715 and No. 33-60587 on Form S-8.

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.




DELOITTE & TOUCHE LLP

Dallas, Texas
August 8, 1997

















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